UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2010

GC CHINA TURBINE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province 430223 People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of GC China Turbine Corp. (the “Company”) amends the Company’s Current Report on Form 8-K dated November 22, 2010, originally filed with the Securities and Exchange Commission on November 22, 2010 (the “Original Filing”).  The Company is filing this Amendment No. 1 to include as Exhibit 99.1 a new version of the transcript of the conference call and webcast held on November 22, 2010, which has been revised to add the question and answer portion of the conference call that was not available at the time of the preparation and filing of Exhibit 99.1 to the Original Filing.  This Amendment No. 1 continues to speak as of the date of the Original Filing, and the Company has not updated the disclosures contained therein to reflect any events that occurred at a date subsequent to the filing of the Original Filing.

Section 7 - Regulation FD

Item 7.01.  Regulation FD Disclosure.

The following information is being provided under Item 7.01 Regulation FD Disclosure in this Current Report on Form 8-K:  Transcript of GC China Turbine Corp.’s conference call with investors held on November 22, 2010.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD.  Accordingly, the information in Items 7.01 and Exhibit 99.1 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

99.1	Transcript of GC China Turbine Corp.’s conference call with investors held on November 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2010	GC CHINA TURBINE CORP.

	By:	/s/ Ping Ye
Ping Ye
Chief Financial Officer